Exhibit 5.1

August 19, 2021

PharmaCyte Biotech, Inc.
23046 Avenida de la Carlota, Suite 600

Laguna Hills, CA 92653

Re:	PharmaCyte Biotech, Inc.

Registration Statement on Form S-3
Prospectus Supplement dated August 19, 2021

Ladies and Gentlemen:

We have acted as counsel to PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on April 5, 2021 (Registration No. 333-255044), and as further amended or supplemented from time to time to the date hereof (the “Original Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus included therein (the “Base Prospectus”), and as supplemented by the prospectus supplement dated August 19, 2021, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”), and a related Registration Statement on Form S-3 (File No. 333-258921) filed by the Company with the Commission on August 19, 2021 pursuant to Rule 462(b) under the Securities Act, which became effective upon filing (the “Additional Registration Statement,” and such Additional Registration Statement together with the Original Registration Statement, collectively, the “Registration Statement”) for the offer and sale of: (1) 8,430,000 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”); (2) 5,570,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock; and (3) up to 5,570,000 shares of Common Stock underlying the Pre-Funded Warrants (the “Warrant Shares”). The Shares, Pre-Funded Warrants and the Warrant Shares, are collectively referred to as the “Securities”.

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly DJH International, Inc.) filed with the Nevada Secretary of State on October 28, 1996, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors authorizing the issuance and sale of the Securities pursuant to the Registration Statement and the Prospectus amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement and the Prospectus. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

PharmaCyte Biotech, Inc.

August 19, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement, the Prospectus and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued; (b) the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Securities will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.               The Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and non-assessable; and

2.               the Warrant Shares, when issued and delivered by the Company upon exercise of any Pre-Funded Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated August 23, 2021 and the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP
Ballard Spahr LLP